As filed with the Securities and Exchange Commission on April 18, 2023.

Registration No. 333-269391

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

T1V, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7370	46-2949524
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5025 West WT Harris Boulevard, Suite A
Charlotte, NC 28269
(704) 594-1610
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Feldman
President and Chief Executive Officer
T1V, Inc.
5025 West W.T. Harris Blvd, Suite A
Charlotte, NC 28269
(704) 594-1610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Scott M. Miller, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300	Ross Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 4th Floor New York, New York 10018 (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

T1V, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-269391) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of the Registrant
3.2*	Amendment to the Amended and Restated Certificate of Incorporation of the Registrant
3.3*	Form of Second Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the completion of the Offering
3.4*	Form of Amended and Restated Bylaws of the Registrant, to be effective immediately prior to the completion of the Offering
4.1*	Specimen Class A Common Stock Certificate
4.2*	Form of Representative Warrant
4.3*	2013 Convertible Promissory Note, dated September 28, 2013
4.4*	2014 Convertible Promissory Note, dated March 10, 2014
4.5*	First Amendment to the 2013 Convertible Promissory Note and the 2014 Convertible Promissory Note, dated August 13, 2015
4.6*	Second Amendment to the 2013 Convertible Promissory Note and the 2014 Convertible Promissory Note, dated February 5, 2020, between the Company and T1 Investment, LLC
4.7*	Second Amendment to the 2013 Convertible Promissory Note, the 2014 Convertible Promissory Note and the 2015 Convertible Promissory Note, dated February 5, 2020, between the Company and WH&W Private Market Investment Fund I, LLC
4.8*	Form of 2015 Convertible Promissory Note, dated March 2, 2015
4.9*	Form of 2015 Convertible Promissory Note, dated March 31, 2015
4.10*	Form of 2020 Rollover Convertible Promissory Note, dated February 5, 2020
4.11*	Form of 2022 Convertible Promissory Note, dated February 28, 2022
4.12*	Form of Decathlon Alpha II, L.P. Warrant
4.13*	Form of 2023 Warrant for Purchase of Shares of Class A Common Stock
4.14*	KARL STORZ Endoscopy-America, Inc. Promissory Note, dated February 21, 2023
4.15*	KARL STORZ Endoscopy-America, Inc. Warrant Agreement, dated February 21, 2023
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1*+	Form of Employment Agreement by and between the Registrant and Michael Feldman
10.2*+	Form of Employment Agreement by and between the Registrant and James Morris
10.3*+	Form of Employment Agreement by and between the Registrant and Adam Loritsch
10.4*	Revenue Loan and Security Agreement with Decathlon Alpha II, L.P., including Amendments 1 through 8 thereto
10.5*	Form of Indemnification Agreement
10.6*+	2014 Stock Incentive Plan
10.7*+	2019 Stock Incentive Plan
10.8*+	2023 Equity Incentive Plan
10.9*	Form of Debt Conversion Agreement between the Company and Decathlon Alpha III, L.P.
10.10*	Form of Debt Conversion Agreement between the Company, Christopher McKee, and WH&W Private Market Investment Fund I, LLC
10.11*	Form of 2023 Note Conversion Agreement
10.12*	Form of 2023 Note Conversion Agreement between the Company and Ross Annable
10.13*	Form of 2023 Warrant Cancellation Agreement
14.1*	Form of Code of Business Conduct and Ethics
23.1*	Consent of BF Borgers CPA PC
23.2*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Form of Nominating and Corporate Governance Committee Charter
99.4*	Consent of David Almagor to be named as a Director Nominee
99.5*	Consent of Tracy Clifford to be named as a Director Nominee
107**	Filing Fee Table

*	Previously filed.
**	Filed herewith.
+	Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 18, 2023.

T1V, INC.

By:	/s/ Michael Feldman
Michael Feldman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Feldman	President, Chief Executive Officer and Director	April 18, 2023
Michael Feldman	(Principal Executive Officer)

/s/ Diane Thompson*	Chief Financial Officer	April 18, 2023
Diane Thompson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dieter Woelfle*	Director	April 18, 2023
Dieter Woelfle

/s/ James Morris*	Chief Technology Officer and Director	April 18, 2023
James Morris

Director
John Stein

/s/ Christopher McKee*	Director	April 18, 2023
Christopher McKee

*
By:	/s/ Michael Feldman
Attorney-In-Fact

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